Exhibit 99.1

ASSURE HOLDINGS CORP. ANNOUNCES PRICING OF $6 MILLION UNDERWRITTEN PUBLIC OFFERING

DENVER, COLORADO, May 12, 2023 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (NASDAQ: IONM) (“Assure Holdings” or the “Company”), a provider of intraoperative neuromonitoring and remote neurology services, today announced the pricing of an underwritten public offering of 5,000,000 shares of its common stock (or prefunded warrants in lieu thereof) at an offering price to the public of $1.20 per share (or $1.199 per pre-funded warrant). The pre-funded warrants will be immediately exercisable at a nominal exercise price of $0.001 or on a cashless basis and may be exercised at any time until all of the pre-funded warrants are exercised in full. The closing of the offering is expected to occur on or about May 16, 2023, subject to the satisfaction of customary closing conditions.

Joseph Gunnar & Co., LLC is acting as the sole book-running manager for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $6 million, before deducting the underwriters’ fees and other offering expenses payable by Assure. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital, marketing, product development and capital expenditures.

The Company has granted the underwriters in the offering a 45-day option to purchase up to 750,000 additional shares of the Company’s common stock and/or pre-funded warrants, in any combination thereof, from the Company at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any.

The securities were offered pursuant to the Company’s registration statement on Form S-1 (File No. 333-269438), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on May 11, 2023. The offering is being made only by means of a prospectus which is a part of the effective registration statement. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus may be obtained, when available, from Joseph Gunnar & Co., LLC, 30 Broad Street, 11th Floor, New York, NY 10004, Attn: Syndicate Department, by phone (212) 440-9600.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the Company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of applicable securities laws. Such statements include, but are not limited to, statements regarding the intended use of proceeds from offering and statements concerning the anticipated closing and closing date of the offering and may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. Forward-looking statements include, but are not limited to, the financial results presented herein which are subject to final review procedures and subsequent events. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include risks regarding (i) our patient volume or cases not growing as expected, or decreasing, which could impact revenue and profitability; (ii) unfavorable economic conditions could have an adverse effect on our business; (iii) risks related to increased leverage resulting from incurring additional debt; (iv) the policies of health insurance carriers may affect the amount of revenue we receive; (v) our ability to successfully market and sell our products and services; (vi) we may be subject to competition and technological risk which may impact the price and amount of services we can sell and the nature of services we can provide; (vii) regulatory changes that are unfavorable in the states where our operations are conducted or concentrated; (viii) our ability to comply and the cost of compliance with extensive existing regulation and any changes or amendments thereto; (ix) changes within the medical industry and third-party reimbursement policies and our estimates of associated timing and costs with the same; (x) our ability to adequately forecast expansion and the Company’s management of anticipated growth; and (xi) risks and uncertainties discussed in preliminary prospectus included in our Registration Statement on Form S-1 for this offering and our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report for the fiscal year ended December 1, 2022 on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023, and with the Canadian securities regulators and available on the Company’s profiles on EDGAR at www.sec.gov and SEDAR at www.sedar.com, which risks and uncertainties are incorporated herein by reference. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.

Investor Relations

Brett Maas
Managing Principal, Hayden IR
T: 646-536-7331
ionm@haydenir.com